JOINT FILING AGREEMENT

                  Each of the undersigned hereby agree that the statement on Amendment No. 3 to Schedule 13D with respect to the common stock, $.01 par value per share, of Hospitality Worldwide Services, Inc. f/k/a Light Savers U.S.A., Inc., dated February 10, 1998 is, and any amendments thereto signed by each of the undersigned, shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) of the Securities Exchange Act of 1934.

Dated: February 10, 1998


                                         WATERTONE HOLDINGS LP

                                         By: WATERMARK INVESTMENTS
                                             LIMITED, LLC, its General
                                             Partner



                                             By:/s/ Robert Berman
                                                --------------------------------
                                                Robert Berman
                                                Manager


                                         WATERMARK INVESTMENTS LIMITED,
                                         LLC


                                         By:/s/ Robert Berman
                                            ------------------------------------
                                            Robert Berman
                                            Manager



                                         /s/ Robert Berman
                                         --------------------------------------
                                         Robert Berman, Individually